Exhibit 99.1

Turn Therapeutics Appoints Dr. Robert Redfield as

Senior Advisor of Health Policy and Regulatory Affairs

Nationally recognized public health leader and former Director of the CDC to provide strategic guidance on GX-03 development, the company’s lead investigational therapy

LOS ANGELES — February 17, 2026 — Turn Therapeutics, Inc. (Nasdaq: TTRX), a clinical-stage biotechnology company developing targeted inflammatory and immunology therapies for dermatologic conditions, today announced the appointment of Robert Redfield, M.D., as Senior Advisor of Health Policy and Regulatory Affairs. In this role, Dr. Redfield will provide strategic guidance on clinical development, public health implications, and regulatory positioning of the company’s lead investigational therapy, GX-03, which is currently in Phase 2 clinical trials.

“Dr. Redfield brings an incomparable level of experience, public health insight, and regulatory knowledge to the Turn ecosystem,” said Brad Burnam, Chief Executive Officer of Turn Therapeutics. “As we advance GX-03 through mid-stage clinical development, his guidance will be instrumental in accelerating our regulatory path to patients.”

Dr. Redfield is a nationally recognized virologist and public health leader who served as the 18th Director of the U.S. Centers for Disease Control and Prevention (CDC) and as Administrator of the Agency for Toxic Substances and Disease Registry from 2018 to 2021. During his tenure, he oversaw the nation’s response to major public health challenges and led efforts to strengthen scientific rigor, surveillance, and translational impact across federal health agencies. He earned a Bachelor of Science from Georgetown University’s College of Arts and Sciences and received his Doctor of Medicine from Georgetown University School of Medicine.

Dr. Redfield stated, “Turn Therapeutics is pursuing a scientifically rigorous approach to addressing important unmet needs for large populations with few safe and effective options. I look forward to contributing my experience in clinical and regulatory policy to support the rapid advancement of GX-03.”

About Turn Therapeutics

Turn Therapeutics is a biotechnology company focused on developing innovative, precision therapies that target the underlying causes of inflammatory diseases with high unmet needs. Their lead investigational therapy, GX-03, is a first-in-class, non-systemic topical inhibitor currently in late-stage development for the treatment of moderate-to-severe atopic dermatitis (eczema). This therapy is designed to modulate key inflammatory pathways involved in eczema and other inflammatory dermatological conditions.

Forward-Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Turn’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict, including risks related to the timing and effectiveness of the Company’s registration statement, the success of development programs, and the Company’s ability to execute its strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Turn Therapeutics in general, see the risk disclosures in the Company’s filings with the SEC. All such forward-looking statements speak only as of the date they are made, and Turn undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise.

Investor Relations/Media Contact:

Sasha Damouni

Damouni Group, LLC

Sasha@damounigroup.com